AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of February 5, 2010 (this “Agreement”), is entered into by and among (i) Compliance Systems Corporation, a Nevada corporation (the “Company” or “CSC”), (ii) Execuserve Corp., a Virginia corporation (“Execuserve”), (iii) Spirits Management Inc. (“Spirits”), (iv) Barry Brookstein, a natural person (“Brookstein”), (v) Dean Garfinkel, a natural person (“Garfinkel”), and (vi) Agile Opportunity Fund, LLC, a Delaware limited liability company, (“Agile” or the “Investor”).

WITNESSETH:

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement, dated as May 6, 2008 (the “Original CSC Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company Secured Convertible Debentures in the aggregate principal amount of $600,000 (collectively, the “2008 CSC Debentures”) and received from the Company an aggregate of 5,000,000 shares (the “2008 CSC Incentive Shares”) of the common stock, par value $0.001 per share (“CSC Common Stock”), of the Company; and

WHEREAS, in connection with the Original CSC Securities Purchase Agreement, the Company executed a Security Agreement in favor of Agile (as amended, the “CSC Security Agreement”) granting Agile a security interest in the Collateral (as defined therein) to secure the Obligations (as defined therein), which security interest has a first priority position other than the security interest previously granted to Nascap (as defined therein) pursuant to the Nascap Security Agreement (as defined therein); and

WHEREAS, in connection with the Original CSC Securities Purchase Agreement, (i) each of Spirits, Brookstein and Garfinkel executed a Limited Non-Recourse Guaranty Agreement in favor of the Investor guaranteeing all obligations of the Company under the 2008 CSC Debentures (collectively, the “CSC Guaranty Agreements”) and (ii) each of Spirits, Brookstein and Garfinkel executed a Stock Pledge Agreement, dated May 6, 2008 (the “CSC Pledge Agreement”), securing their obligations under the CSC Guaranty Agreements by a pledge of shares of preferred stock of the Company owned by them as set forth on Schedule I to the CSC Pledge Agreement; and

WHEREAS, pursuant to an Agreement to Amend and Restate Secured Convertible Debentures, dated as of January 31, 2009 (the “Amendment Agreement”), certain terms of the 2008 Debentures were amended and restated (the 2008 CSC Debentures as so amended and restated, the “2008 CSC Amended Debentures”); and

WHEREAS, the Investor, the Company, Spirits, Brookstein and Garfinkel entered into an Omnibus Amendment and Securities Purchase Agreement, dated September 21, 2009 (the “First Omnibus Amendment”), pursuant to which, among other things, the Investor purchased from the Company a Secured Convertible Debenture in the principal amount of $100,000.00 (the “September 2009 CSC Debenture” and received from the Company 2,000,000 shares of CSC Common Stock (the “September 2009 CSC Incentive Shares”) and the terms of the CSC Security Agreement, CSC Pledge Agreement and CSC Guaranty Agreements were amended to include the September 2009 CSC Debenture; and

WHEREAS, the Investor, the Company, Spirits, Brookstein and Garfinkel entered into a Second Omnibus Amendment and Securities Purchase Agreement, dated November 23, 2009 (the “Second Omnibus Amendment”), pursuant to which, among other things, the Investor purchased from the Company a Secured Convertible Debenture in the principal amount of $80,000 (the “November 2009 CSC Debenture” and, together with the 2008 CSC Amended Debentures and September 2009 CSC Debenture, the “Existing CSC Debentures”) and received from the Company 2,600,000 shares of CSC Common Stock (the “November 2009 CSC Incentive Shares” and, together with the 2008 CSC Incentive Shares and the September 2009 CSC Incentive Shares, the “CSC Incentive Shares”) and the terms of the CSC Security Agreement, CSC Pledge Agreement and CSC Guaranty Agreements were amended to include the November 2009 CSC Debenture; and

WHEREAS, the aggressive accrued and unpaid interest under the existing CSC Debentures totals $21,924.96 (the “CSC Accrued Interest Amount”), as of the date of this Agreement; and

WHEREAS, the Investor purchased from Execuserve a Secured Convertible Promissory Note in the original principal amount of $220,000 (the “November 2007 Execuserve Note”) together with a warrant (the “November 2007 Execuserve Warrant”) to purchase shares (the “November 2007 Execuserve Warrant Shares”) of the common stock, no par value (the “Execuserve Common Stock”), of Execuserve pursuant to a Bridge Loan Convertible Note Master Agreement, dated on or about November 16, 2007 (the “November 2007 Execuserve Purchase Agreement”), between Investor and Execuserve;

WHEREAS, in connection with the November 2007 Execuserve Purchase Agreement, Execuserve executed a Security Agreement in favor of Agile (the “November 2007 Execuserve Security Agreement”) granting Agile a security interest in the collateral set forth therein to secure the obligations of Execuserve to Agile under the November 2007 Execuserve Note; and

WHEREAS, the Investor purchased from Execuserve a Secured Convertible Promissory Note in the original principal amount of $240,000 (the “June 2008 Execuserve Note” and together with the November 2007 Execuserve Note, the “Existing Execuserve Notes”) together with a warrant (the “June 2008 Execuserve Warrant” and, together with the November 2007 Execuserve Warrant, the “Existing Execuserve Warrants”) to purchase shares (the “June 2008 Execuserve Warrant Shares” and, together with the November 2007 Execuserve Warrant Shares, the “Existing Execuserve Warrant Shares”) of Execuserve Common Stock or the common stock of Execuserve’s successor by merger pursuant to a Securities Purchase Agreement, dated on or about June 8, 2008 (the “June 2008 Execuserve Purchase Agreement” and together with the November 2007 Execuserve Purchase Agreement, the “Original Execuserve Securities Purchase Agreements”), between Investor and Execuserve;

WHEREAS, in connection with the June 2008 Execuserve Purchase Agreement, Execuserve executed a Security Agreement in favor of Agile (the “June 2008 Execuserve Security Agreement” and, together with the November 2007 Execuserve Security Agreement, the “Existing Execuserve Security Agreements”) granting Agile a security interest in the collateral set forth therein to secure the obligations of Execuserve to Agile under the Existing Execuserve Notes; and

WHEREAS, the aggregate unpaid interest under the Existing Execuserve Notes totals $117,318.60 (the “Execuserve Accrued Interest Amount”), as of the date of this Agreement; and

WHEREAS, CSC, its wholly owned subsidiary CSC/Execuserve Acquisition Corp. (“Merger Sub”), and Execuserve have entered into an Agreement and Plan of Merger, dated of even date herewith, the form of which is attached as Exhibit A hereto (the “Merger Agreement”), pursuant to which (i) Merger Sub will be merged with and into Execuserve (the “Merger”), (ii) Execuserve will become a wholly-owned subsidiary of CSC and (iii) the outstanding equity securities of Execuserve will be exchanged for shares of CSC Common Stock and the rights to acquire Execuserve Common Stock under outstanding derivative securities of Execuserve, including the Existing Execuserve Notes, will become rights to acquire shares of CSC Common Stock at the applicable exchange ratio as provided in the Merger Agreement; and

WHEREAS, the Company has requested the Investor to loan the Company an additional $525,000.00, and the Investor has agreed to loan the Company such additional funds upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties covenant and agree as follows:

1.           Purchase and Sale of Amended and Restated Debenture; Issuance of CSC Common Stock; Termination of Existing Execuserve Warrants; Closing.

1.1          Sale and Issuance of Amended and Restated Debenture.

Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Investor shall lend to the Company an additional $525,000.00 (the “Additional Funds”).  The loan of the Additional Funds to the Company shall be evidenced by an Amended and Restated Debenture in the form attached hereto as Exhibit B (the “A&R Debenture”), which A&R Debenture shall also amend and restate in their entirety, each of the Existing CSC Debentures and each of the Existing Execuserve Notes.  Accordingly, the original principal amount of the A&R Debenture shall be $1,765,000.00.  The outstanding principal and accrued and unpaid interest under the A&R Debenture shall be convertible into shares (the “A&R Debenture Conversion Shares”) of CSC Common Stock upon the terms set forth in the A&R Debenture.

1.2          Closing.  The closing of the purchase, sale and issuance of the A&R Debenture shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, legal counsel to Agile (“WBEMS”), 170 Old Country Road, Fourth Floor, Mineola, New York 11501, on the date hereof, simultaneous with the effective time of Merger (the “Closing”).  At the Closing, (i) the Company shall deliver to the Investor the duly executed A&R Debenture against delivery by the Investor to the Company of (x) the Additional Funds by wire transfer of immediately available funds in the amount thereof to the Company’s bank account at Capital One Bank, 111 East Park Avenue, Long Beach, New York 11561 (Account Number: 7924030518) and (y) Investor shall deliver to the Company the original Existing CSC Debentures and original Existing Execuserve Notes or affidavits of loss and indemnity agreements in lieu thereof (any such affidavits of loss and indemnity agreements to be in forms reasonably satisfactory to CSC), (ii) the Company shall execute and deliver to Investor an Amended and Restated Security Agreement in the form annexed hereto as Exhibit C in favor of the Investor amending and restating the CSC Security Agreement in its entirety and granting to the Investor a first priority security interest in the collateral referred to therein (the “A&R CSC Security Agreement”), (iii) Call Compliance, Inc., a wholly-owned subsidiary of the Company (“Call Compliance”), and Execuserve shall each execute and deliver the Guaranty Agreement in favor of the Investor in the form of Exhibit D (the “Subsidiary Guaranty”), and (iv) Call Compliance and Execuserve shall each execute and deliver to Investor a Guarantor Security Agreement substantially in the form annexed hereto as Exhibit E in favor of the Investor granting to the Investor a first priority security interest in the collateral of such subsidiary referred to therein (collectively, the “Guarantor Security Agreements”), which in the case of Execuserve shall amend and restate the Existing Execuserve Security Agreements in their entireties.

1.3          Fees and Expenses.  At the Closing, the Company shall pay all fees due to third party agents and expenses incurred by Agile and/or Agile Investments, LLC in connection with the transactions hereunder, including, without limitation, (x) the legal fees and expenses of WBEMS incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, which legal fees are agreed to be $10,000.00 and (y) $21,000.00 payable to Agile Investments, LLC for due diligence costs, structuring work and ongoing debt monitoring fees.

1.4          Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Approvals” means, collectively, all actions, approvals, consents, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings.

“Business or Condition” of a Person means the business, operations, assets, properties, earnings, prospects or condition (financial or other) of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Body” means any federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority, of any country.

“Intellectual Property” any patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how of a Person.

“Loan Documents” means, collectively, this Agreement, the A&R CSC Security Agreement, Guarantor Security Agreements, A&R Debenture, Subsidiary Guaranty, CSC Guaranty Agreements, CSC Pledge Agreement and all other documents, certificates and instruments delivered in connection therewith.

“Material Adverse Change;” “Material Adverse Effect;” “Materially Adverse” in, on or with respect to, a Person, shall mean a material adverse change in the Person’s Business or Condition, a material adverse effect on such Person’s Business or Condition or an event which is materially adverse to such Person’s Business or Condition.

“Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand by a Governmental Body, arbitrator or court.

“Person” means any individual, corporation, association, partnership, joint venture, limited liability company, trust or estate, organization, business, government or agency or political subdivision thereof, or any other entity.

“Principal Trading Market” means the OTC Bulletin Board or such other market or platform on which trading prices for the CSC Common Stock is principally quoted or reported, including the reporting system of The Pink Sheets, LLC, at the relevant time.

“Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or (ii) a transaction or series of transactions (including, without limitation, by way of merger, consolidation, or sale of equity) the result of which is that the holders of the Company’s outstanding voting securities immediately prior to such transactions are after giving effect to such transactions no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, documents and other filings made by the Company with the SEC and available via SEC’s EDGAR online electronic document retrieval system.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any company or entity in which the Company owns or controls, directly or indirectly, any interest.

1.5          Beneficial Ownership Limitations.

(a)           Notwithstanding anything to the contrary contained herein, at no time shall the Investor, together with any “affiliates” (as defined in the Exchange Act) of the Investor, “beneficially own” enough shares of Common Stock to be deemed an “affiliate” of the Company within the meaning of the Exchange Act (a “Company Affiliate”).  Accordingly, Investor (and its affiliates) shall not have the right to convert any portion of the A&R Debenture in violation of the foregoing.

(b)           To the extent that the limitation contained in this Section 1.5 applies, the determination of whether a Company security is convertible or exercisable (in relation to other Company securities owned by the Investor) and which security or portion thereof is convertible or exercisable shall be in the sole discretion of the Investor.  To ensure compliance with this restriction, the Investor will be deemed to represent to the Company each time it delivers a Notice of Conversion under the A&R Debenture that such notice does not violate the restrictions set forth in this Section 1.5 and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 1.5, in determining the number of outstanding shares of CSC Common Stock, the Investor may rely on the number of outstanding shares of CSC Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company, including the filing of a Form 8-K which discloses the issuance of shares of CSC Common Stock, or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Investor, the Company shall within two business days confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Investor or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported

1.6          Termination of the Existing Execuserve Warrants and Issuance of the Additional Amending and Restating Shares.  As additional incentive for the parties to enter into this Agreement and to consummate this transactions contemplated by this Agreement, effective as of the effective time of the Merger, (a) CSC shall issue to Investor 2.4 million shares (the “Additional Amending and Restating Shares” and together with the CSC Incentive Shares and A&R Debenture Conversion Shares, the “Registrable Shares”) of CSC Common Stock and arrange for the delivery to Investor of a stock certificate evidencing the ownership by Investor of the Additional Amending and Restating Shares and (b) the Existing Execuserve Warrants shall be cancelled and terminated and the Investor shall mark each and every document evidencing any of the Existing Execuserve Warrants as “CANCELLED” and shall deliver to CSC such documents as so marked.

1.7          Survival of Obligation to Pay Accrued and Unpaid Interest under Existing Debt.  The Company and Execuserve each acknowledge that (x) there are currently outstanding accrued and unpaid interest owing to Investor under the Existing CSC Debentures (in the amount equal to the CSC Accrued Interest Amount) and Existing Execuserve Notes (in the amount equal to the Execuserve Accrued Interest Amount), (y) only a portion of the CSC Accrued Interest Amount and Execuserve Accrued Interest Amount (collectively, the “Aggregate Accrued and Unpaid Interest Amount”) is being paid to Agile at the Closing (as and in the amounts set forth in Schedule 7.2 to this Agreement), resulting in $79,243.56 (the “Remaining Combined Accrued Interest Amount”) of Accrued and Unpaid Interest remaining owing to Investor and (z) despite not incorporating such Remaining Combined Accrued Interest Amount in the principal amount of the A&R Debenture, the Remaining Combined Accrued Interest Amount remains an outstanding joint obligation of both the Company and Execuserve and is due and payable no later than the Maturity Date of the A&R Debenture.  The provisions of this Section 1.7 shall survive the Closing.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that:

2.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.  The Company is obligated to file reports under Section 13 of the Exchange Act pursuant to Section 12 or Section 15(d) of the Exchange Act.  Trading prices for the Common Stock are quoted or reported on a Principal Trading Market.  The Company has received no notice, either oral or written, with respect to the eligibility or the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

2.2          Capitalization.  Schedule 2.2(a) sets forth the capitalization of CSC immediately following the Merger.  Except as set forth in Schedule 2.2(a), there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require the issuance, delivery or sale (including the right of conversion or exchange) of any capital stock of the Company whether or not such rights are presently exercisable.

2.3          Authorization.  All corporate action on the part of the Company necessary for the authorization, execution, issuance, if applicable, and delivery of each of the Loan Documents to which the Company is a party has been taken and each of such Loan Documents, when executed, issued, if applicable, and delivered by the Company, and assuming due execution and delivery by the Investor and all other parties to this Agreement, if applicable, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4          Valid Issuance of Securities.  The A&R Debenture when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.5          Consents and Approvals.  No Approval by, from or with and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company) is required (a) for or in connection with the valid execution and/or delivery by the Company of or the performance by the Company of its obligations under the Loan Documents or the consummation by the Company of the transactions contemplated thereby, including the offer, issuance, sale and delivery by the Company of the A&R Debenture, or (b) as a condition to the legality, validity or enforceability as against the Company of the Loan Documents.

2.6          Intellectual Property.  The Company represents and warrants that it has full right, title and interest in and to, or otherwise has the right to license its Intellectual Property.  Schedule 2.6 hereto identifies the Company’s material Intellectual Property. To the best of the Company’s knowledge, no claim is pending nor has the Company received notice to the effect that its Intellectual Property infringes or will infringe upon or conflict with the asserted rights of any other Person, and to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as set forth on Schedule 2.6, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to its Intellectual Property.  The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of or licensor or other claimant to its Intellectual Property.  No claim is pending or, to the Company’s knowledge, threatened to the effect that the Intellectual Property is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or, to the Company’s knowledge, threatened).

2.7          Subsidiaries.  After giving effect to the Merger, except as set forth on Schedule 2.7 the Company does not own or control, directly or indirectly, any interest in any other company or subsidiary (other than Execuserve) and none of them is a participant in any joint venture, partnership or similar arrangement.

2.8          Disclosure.  No representation or warranty of the Company contained in this Agreement, any certificate or document furnished or to be furnished to the Investor at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading in light of the circumstances under which they were made.

2.9          Rights of Others Affecting the Transactions.  There are no Persons with any preemptive rights to acquire any of the securities that may be issued to the Investor pursuant to this Agreement and no Persons have a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Loan Documents.

2.10        Non-Contravention.  The execution and delivery of this Agreement and each of the other Loan Documents to which it is a party by the Company, the issuance of Company securities, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Loan Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

2.11        Filings.  Since January 1, 2008, none of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, except as may have been amended, modified or disclosed in subsequent SEC Documents.

2.12        Absence of Certain Changes.  Since September 30, 2009, there has been no Material Adverse Change, except as may have been disclosed in the Company’s SEC Documents.  Since September 30, 2009, except as may have been disclosed in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party  or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

2.13        Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Loan Documents.  The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

2.14        Absence of Events of Default.  The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

2.15        No Undisclosed Liabilities or Events.  To the best of the Company’s knowledge, the Company has no liabilities or obligations other than those disclosed in the Loan Documents or the Company’s SEC Documents or those incurred in the ordinary course of the Company’s business since September 30, 2009, or which individually or in the aggregate, do not or would not have a Material Adverse Effect.  Except for the Merger, no event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.  Except for the Merger, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Company or (y) materially or substantially change the business, assets or capital of the Company, including its interests in any Subsidiary.

A breach of any of the representations and warranties in this Section 2 shall be deemed a material breach of this Agreement and shall constitute an Event of Default under the A&R Debenture and, in such an event, the Investor shall be entitled to exercise all remedies available under the Loan Documents.

3.           Representations and Warranties of Execuserve.  Execuserve hereby represents and warrants to the Investor that:

3.1          Organization, Good Standing and Qualification.  Execuserve is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.  Execuserve is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

3.2          Capitalization.  Schedule 3.2(b) sets forth the capitalization of Execuserve immediately following the Merger.  Except as set forth in Schedule 3.2(b), there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require the issuance, delivery or sale (including the right of conversion or exchange) of any capital stock of Execuserve whether or not such rights are presently exercisable.

3.3          Authorization.  All corporate action on the part of Execuserve necessary for the authorization, execution, issuance, if applicable, and delivery of each of the Loan Documents to which Execuserve is a party has been taken and each of such Loan Documents, when executed, issued, if applicable, and delivered by Execuserve, and assuming due execution and delivery by the Investor and all of the other parties to this Agreement, if applicable, shall constitute a valid and legally binding obligation of Execuserve, enforceable against Execuserve in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4          Consents and Approvals.  No Approval by, from or with and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company) is required (a) for or in connection with the valid execution and/or delivery by the Company of or the performance by Execuserve of its obligations under the Loan Documents or the consummation by Execuserve of the transactions contemplated thereby, or (b) as a condition to the legality, validity or enforceability as against the Company of the Loan Documents.

3.5           Intellectual Property.  Execuserve represents and warrants that it has full right, title and interest in and to, or otherwise has the right to license its Intellectual Property, except as otherwise described on Schedule 3.5.  Schedule 3.5 hereto identifies Execuserve’s material Intellectual Property.  To the best of Execuserve’s knowledge, no claim is pending nor has Execuserve received notice to the effect that its Intellectual Property infringes or will infringe upon or conflict with the asserted rights of any other Person, and to the best of Execuserve’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as set forth on Schedule 3.5, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Execuserve bound by or a party to any options, licenses, or agreements of any kind with respect to its Intellectual Property.  Execuserve is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of or licensor or other claimant to its Intellectual Property.  No claim is pending or, to Execuserve’s knowledge, threatened to the effect that the Intellectual Property is invalid or unenforceable by Execuserve, and there is no basis for any such claim (whether or not pending or, to Execuserve’s knowledge, threatened).

3.6          Disclosure.  No representation or warranty of Execuserve contained in this Agreement, any financial statement, certificate or document furnished to the Investor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading in light of the circumstances under which they were made.

3.7          Non-Contravention.  The execution and delivery of this Agreement and each of the other Loan Documents to which it is a party by Execuserve, the issuance of the securities, and the consummation by Execuserve of the transactions contemplated by this Agreement and each of the other Loan Documents do not and will not conflict with or result in a breach by Execuserve of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of Execuserve, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Execuserve is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Execuserve or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

3.8          Absence of Certain Changes.  Since December 31, 2008, there has been no Material Adverse Change with respect to Execuserve and it has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party  or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (iii) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (iv) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (v) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

3.9          Absence of Litigation.  As of the date of this Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Execuserve, threatened against or affecting Execuserve before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of Execuserve to perform its obligations under, any of the Loan Documents.  Execuserve is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which Execuserve is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

3.10        Absence of Events of Default.  Except to the extent described on Schedule 3.10, Execuserve is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which Execuserve is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

3.11        No Undisclosed Liabilities or Events.  To the best of Execuserve’s knowledge, Execuserve has no liabilities or obligations other than those disclosed in the Loan Documents or financial statements delivered to the Investor or those incurred in the ordinary course of Execuserve’s business since December 31, 2008, or which individually or in the aggregate, do not or would not have a Material Adverse Effect, except as set forth in Schedule 3.11.  Except for the Merger, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of Execuserve which proposal would (x) change its organizational documents as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of Execuserve’s stockholders or (y) materially or substantially change the business, assets or capital of Execuserve.

3.12        Full Disclosure.  To the best of Execuserve’s knowledge, there is no fact known to it that has not been disclosed to the Investor that would reasonably be expected to have or result in a Material Adverse Effect.

4.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants, to the Company as follows:

4.1          Authorization.  The Investor is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into, deliver and perform all of Investor’s obligations under this Agreement.  This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

4.2          Investment Intent.  The Investor is acquiring the A&R Debenture, Additional Amending and Restating Shares and, upon conversion of the A&R Debenture, the A&R Debenture Shares (collectively, the “Securities”) for the Investor’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws, and no one other than the Investor has any interest in the Securities or this Agreement.

4.3          Investor Status.  The undersigned is an “accredited investor,” as such term is defined under Rule 501 promulgated under the Securities Act.

4.4          Offering Exempt from Registration; Company’s Reliance.  The Company has advised the Investor that:

(a)           None of the Securities have been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

(b)          The Company’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the undersigned’s representations contained in this Agreement;

(c)          As a result of such lack of registration, none of the Securities may be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; provided that if the foregoing conditions are satisfied, the Securities are transferable by the Investor and

(d)          In furtherance of the provisions of this Section 3.4, each certificate representing any of the Securities, shall bear a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH INTEREST TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

4.5          Sophistication of the Investor.  The Investor has evaluated the merits and risks of purchasing the Interest and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and hazards of purchasing the Securities, and is able to bear the economic risk of purchasing the Interest, including the possibility of a complete loss with respect to such purchase.

4.6          Access to Information.  The Investor has had access to such information regarding the business and finances of the Company and the Securities, the receipt and careful reading of which is hereby acknowledged by the undersigned, and has been provided the opportunity to (a) obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided to Investor and (ii) discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of the Company.

4.7          No Guarantees.  That it never has been represented, guaranteed or warranted to the Investor by the Company, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

(a)          Any gain will be realized by Investor from Investor’s investment in the Securities;

(b)          That there will be any approximate or exact length of time that the undersigned will be required to remain as a holder of the Securities; or

(c)           That the past performance or experience on the part of the Company, its predecessors, manager or employees or of any other person, will in any way indicate any future results of the Company.

4.8          No Other Representations, Warranties, Covenants or Agreements of the Company.  Except as set forth in this Agreement, or the documents referred to in this Agreement, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein.

4.9          High Degree of Investment Risk.  Investor acknowledges and understands that the purchase of the Securities involves a high degree of risk and may result in a loss of the entire amount invested; that the Company has limited working capital and limited sources of financing available; that there is no assurance that the Company’s operations will be profitable in the future.

4.10        No General Solicitation.  Investor has not received any general solicitation or general advertising regarding the purchase of any of the Securities;

4.11        Knowledge and Experience.  Investor, individually and/or together with the undersigned’s professional advisors, has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in securities (including the securities of new and speculative companies), so as to enable the undersigned to use the information made available by the Company in order to evaluate the merits and risks of and investment in the Company, and to make an informed investment decision with respect thereto.

4.12        Independent Decision.  Investor is not relying on the Company or on any accounting, tax, legal or other opinion in the materials reviewed by the undersigned with respect to the accounting, financial or tax considerations of Investor relating to investment in the Company; Investor has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement and on Investor’s own examination and independent investigation in making a decision to acquire the Securities.

5.           Amendments to Existing Loan Documents.  Each of the CSC Guaranty Agreements and the Pledge Agreement is hereby amended by (i) amending the definition of the term “Obligations” contained in the Guaranty Agreements and the term “Debenture Obligations” contained in the Pledge Agreement to refer to all obligations of the CSC to Agile under the A&R Debenture, whether for principal, interest, costs, fees or otherwise (collectively, the “Obligations”) and all references to Securities Purchase Agreement therein shall be deemed references to this Agreement from and after the date hereof.

6.           Conditions Precedent.  As a condition precedent to the Closing hereunder, all existing secured creditors of both CSC and Execuserve (other than Agile), if any, shall either (i) be paid in full at or prior to Closing or (ii) enter into a subordination agreement at or prior to closing in form and substance acceptable to Agile pursuant to which the indebtedness and liens of such secured creditor shall be fully subordinated to indebtedness and liens favor of Agile.

7.           Miscellaneous.

7.1          Registration Rights.  For the period commencing on the date of the Closing and terminating 42 months following the date of the Closing, each time the Company proposes to register any of its securities under the Securities Act, whether for the Company’s own account or for the account of holders of the Company’s securities or both (except with respect to registration statements on Forms S-4, S-8 or any successor or similar forms or “Rule 145” transactions), the Company shall include all of the then unregistered Registrable Shares in the registration initiated by the Company, provided that the holder(s) of such Registerable Shares provide the Company with such information and commitments as are customarily required of selling securities holders whose securities are being registered for resale in a registration statement filed under the Securities Act.  If any particular registration to be effected pursuant to this Section 7.1 shall be, in whole or in part, an underwritten public offering of Common Stock for the account of the Company, the number of Registrable Shares to be included in such an underwriting on behalf of the Investor may be reduced if, and to the extent that, the managing underwriter shall be of the opinion (a written copy of which shall be delivered to the Investor) that the inclusion of all of the shares requested to be included in such underwriting by the Investor would materially and adversely affect the marketing of the Common Stock to be sold by the Company under such registration statement.  Notwithstanding the immediately preceding sentence, no securities of any of the Company’s securityholders (other than the Investor) shall be included in such registration unless all of the then unregistered shares of Registrable Shares held by the Investor are included therein.

7.2          Use of Proceeds.  The parties agree that the Additional Funds shall be used for the purposes set forth on Schedule 7.2.

7.3          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as may be expressly provided herein.

7.4          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

7.5          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.6          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7          Confidentiality.  This Agreement is confidential, and none of its provisions or terms shall be disclosed to anyone who is not an Investor or an officer or director of the Company or their agents, advisers or legal counsel, unless required by law.

7.8          Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally (against written receipt therefor), one business day following the business day on which such notice is forwarded by overnight courier, or two business days following the business day of deposit in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and, if to the Investor, with a copy to Westerman Ball Ederer Miller and Sharfstein, LLP, 1201 RXR Plaza, Uniondale, New York 11556, Attn: Alan Ederer, Esq., if to the Company, Execuserve after the Closing, Spirits, Brookstein or Garfinkel, with a copy to Moritt Hock Hamroff & Horowitz, 400 Garden City Plaza, Garden City, New York, 11530 Attn: Dennis O’Rourke, Esq., and, if to Execuserve prior to the Closing, with a copy to Dunston, Simmons & Dunton, 678 Rappahanhock Drive, White Stone, Virginia 22578, Attn: Craig Smith, Esq.

7.9          Entire Agreement.  This Agreement amends and restates each of the Original CSC Securities Purchase Agreement and each of the Original Execuserve Securities Purchase Agreements in their entirety.  This Agreement, together with the other Loan Documents as modified hereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  This Agreement may be modified or amended only with the written consent of all of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated and Securities Purchase Agreement to be executed by their respective duly authorized officer as of the date first above written.

COMPLIANCE SYSTEMS CORPORATION

By:	/s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President

Address: 50 Glen Street, Suite 308
Glen Cove, New York 11542
EXECUSERVE CORP.

By:	/s/ W. Thomas Eley
Name: W. Thomas Eley
Title: President

Address: 929 Williams Wharf Road
Mathews, Virginia 23109

/s/ Barry Brookstein
Barry Brookstein

Address: 53 Riley Ranch Road
Carmel, California 93923

/s/ Dean Garfinkel
Dean Garfinkel

Address: 50 Glen Street, Suite 308
Glen Cove, New York 11542

SPIRITS MANAGEMENT INC.

By:	/s/ Barry Brookstein
Name: Barry Brookstein

Address: 53 Riley Ranch Road
Carmel, California 93923

[Amended and Restated Securities Purchase Agreement Counterpart Signature Page]

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By:	/s/ David I. Propis
Name: David I. Propis
Title: Managing Member

Address: 1175 Walt Whitman Road, Suite 100A
Melville, New York 11747

[Amended and Restated Securities Purchase Agreement Counterpart Signature Page]